Exhibit 99.4

CONSENT OF PROSPECTIVE DIRECTOR

I, J. A. Drummond, hereby consent to be named as a prospective director of SAIC, Inc. in the Registration Statement on Form S-4 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ J. A. DRUMMOND
J. A. Drummond

Dated: September 1, 2005